                                                                   EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 23, 2000 relating to the consolidated financial statements of Pacific Crossing Ltd. (and to all references to our Firm) included in this Annual Report on Form 10-K.


/s/  Arthur Andersen


Hamilton, Bermuda
March 29, 2001